                                                                     EXHIBIT 3.2

                                     By-Laws
                                       OF
                                    INTROBUZZ

                                    ARTICLE I
                                  STOCKHOLDERS

     SECTION 1,01 ANNUAL MEETING.  The annual meeting of the stockholders of the corporation  shall be held on such date and at such time as designated from time to time for the purpose or electing directors of the corporation and to transact all  business as may properly  come before the  meeting.  If the election of the directors is not held on the day designated herein for any annual meeting of the stockholders,  or at any  adjournment  thereof,  the  president  shall cause the election to be held at a special meeting of the  stockholders as soon thereafter as is convenient.

     SECTION 1.02 SPECIAL  MEETING.  Special meetings of the stockholders may be called by the  president  or the Board of  Directors  and shall be called by the president  at the  written  request  of the  holders of not less than 50% of the issued and  outstanding  voting shares of the capital stock of the  corporation.
All business  lawfully to be transacted by the stockholders may be transacted at any special meeting or at any adjournment thereof. However, no business shall be acted upon at a special  meeting  except that referred to in the notice  calling the meeting,  unless all of the outstanding  capital stock of the corporation is represented  either in person or in  proxy.  Where all of the  capital  stock is represented,  any lawful  business may be  transacted  and the meeting  shall be valid for all  purposes.  All special  meetings  may be held  telephonically  or
electronically   with  one  or  more  of  the  stockholders   being  in  contact
telephonically  or  electronically,   should  such  capabilities  be  reasonably
available.  Any signatures  required may be acquired via fax or  electronically, which signatures shall be considered as originals for all purposes.

     SECTION  1.03 PLACE OF  MEETINGS.  Any meeting of the  stockholders  of the corporation may be held at its principal office or at such other place in or out of the United States as the Board of Directors may designate. A waiver of notice signed by the  Stockholders  entitled  to vote may  designate  any place for the holding of the meeting.  All special meetings may be held telephonically  and/or electronically  with one or more of the  stockholders  being in  contact in such manner,  should  such  capabilities  be  reasonably  available.  Any  signatures required may be acquired via fax or  electronically,  which  signatures shall be considered as originals for all purposes.

     SECTION 1.04 NOTICE OF MEETINGS.

     (a) The  secretary  shall sign and  deliver to all  stockholders  of record written or printed  notice of any  meeting at least ten (10) days,  but not more than sixty (60) days,  before the date of such meeting.  Said notice shall state the place,  date and time of the meeting,  the general nature of the business to be  transacted,  and,  in the case of any meeting at which  directors  are to be elected, the names of the nominees, if any, to be presented for election.

     (b) In the case of any meeting,  any proper  business may be presented  for action,  except the following items shall be valid only if the general nature of the proposal is stated in the notice or written waiver of notice:

          (1) Action with  respect to any  contract or  transaction  between the corporation  and one or more of its  directors  or  officers  or  another  firm, association,  or  corporation  in which one of its  directors  or officers has a material financial interest;

          (2) Adoption of amendments to the Articles of Incorporation;

          (3) Action with respect to the merger, consolidation,  reorganization, partial or complete liquidation, or dissolution of the corporation.

     (c) The notice shall be personally  delivered,  faxed, emailed or mailed by first  class  mail to each  stockholder  of  record  at the last  known  address thereof, as the same appears on the books of the corporation, and giving of such notice  shall be deemed  delivered  the date the same is  personally  delivered, faxed,  emailed or deposited in the United State mail,  postage prepaid.  If the address of any stockholder does not appear upon the books of the corporation, it will be sufficient to address such notice to such  stockholder  at the principal office of the corporation.

     (d) The written certificate of the person calling any meeting,  duly sworn, setting  forth the  substance  of the notice,  the time and place the notice was mailed,  faxed,  emailed or personally  delivered to the  stockholders,  and the addresses to which the notice was mailed,  delivered,  emailed or faxed shall be prima facie evidence of the manner and the fact of giving such notice.

     SECTION  1.05  WAIVER  OF  NOTICE.  If  all  of  the  stockholders  of  the corporation  waive  notice of a  meeting,  no  notice  shall be  required,  and, whenever all stockholders  shall meet in person or by proxy,  such meeting shall be valid for all  purposes  without  call or  notice,  and at such  meeting  any corporate action may be taken.

     SECTION 1.06 DETERMINATION OF STOCKHOLDERS OF RECORD.

     (a) The Board of  Directors  may at any time fix a future  date as a record date for the determination of the stockholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other  distribution or  allotment of any rights or entitled to exercise any rights in respect of any other lawful action.  The record date so fixed shall not be more than sixty (60)
days nor less than ten (10) days prior to the date of such meeting nor more than sixty  (60) days nor less than ten (10) days prior to any other  action.  When a record date is so fixed,  only  stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution or  allotment  of  rights,  or to  exercise  their  rights,  as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

     (b) If no  record  date is fixed by the  Board of  Directors,  then (1) the record date for determining  stockholders  entitled to notice of or to vote at a meeting of  stockholders  shall be at the close of business on the  business day next  preceding  the day on which notice is given or, if notice is waived at the close of  business  on the next day  preceding  the day on which the  meeting is held; (2) the record date for action in writing without a meeting, when no prior action by the Board of  Directors  is  necessary,  shall be the day on which the written consent is given;  and (3) the record date for determining  stockholders for any other  purpose shall be at the close of business on the day in which the

 Board of  Directors  adopts the  resolution  relating  thereto,  or the sixtieth
(60th) day prior to the date of such other action, whichever is later.

     SECTION 1.07 VOTING.

     (a) Each stockholder of record, or such stockholder's duly authorized proxy or  attorney-in-fact  shall be entitled to one (1) vote for each share of voting stock  standing  registered  in  such  stockholder's  name on the  books  of the corporation on the record date.

     (b) Except as otherwise  provided herein,  all votes with respect to shares standing in the name of an  individual  on that record date  (including  pledged shares)  shall  be cast  only  by that  individual  or  that  individual's  duly authorized  proxy  or  attorney-in-fact.  With  respect  to  shares  held  by  a representative of the estate of a deceased stockholder,  guardian,  conservator, custodian  or trustee,  votes may be cast by such holder upon proof of capacity, even though the shares do not stand in the name of such  holder.  In the case of shares under the control of a receiver, the receiver may cast in the name of the receiver  provided that the order of the court of competent  jurisdiction  which appoints the  receiver  contains  the  authority  to cast votes  carried by such shares.  If shares  stand in the name of a minor,  votes may be cast only by the duly  appointed  guardian  of the  estate  of such  minor if such  guardian  has provided the corporation with written notice and proof of such appointment.

     (c) With  respect to shares  standing in the name of a  corporation  on the record  date,  votes may be cast by such  officer or agent as the bylaws of such corporation  prescribe or. in the absence of an applicable bylaw  provision,  by such person as may be appointed by  resolution of the Board of Directors of such corporation.  In the  event  that no  person  is  appointed,  such  votes of the corporation  may be  cast  by any  person  (including  the  officer  making  the authorization)  authorized  to do so by the Chairman of the Board of  Directors,
President, or any Vice-President of such corporation.

     (d) Notwithstanding anything to the contrary herein contained, no votes may be cast for shares owned by this  corporation  or its  subsidiaries,  if any. If shares are held by this corporation or its  subsidiaries,  if any in a fiduciary capacity,  no votes shall be cast with respect  thereto on any matter  except to the extent that the beneficial  owner thereof  possesses and exercises  either a right to vote or to give the corporation  holding the same binding  instructions on how to vote.

     (e) With  respect to shares  standing  in the name of two or more  persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband  and  wife  as  community  property,  tenants  by the  entirety,  voting trustees,  persons  entitled to vote under a  stockholder  voting  agreement  or otherwise  and shares  held by two or more  persons  (including  proxy  holders)
having the same fiduciary  relationship  with respect to the same shares,  votes may be cast in the following manner:

          (1) If only one person votes, the vote of such person binds all.

          (2) If more than one person  votes,  the act of the majority so voting binds all.

          (3) If more than one person  votes,  but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

     (f) Any holder of shares  entitled to vote on any matter may cast a portion of the votes in favor of such matter and  refrain  from  casting  the  remaining votes or cast the same against the proposal,  except in the case in the election of  directors.  If such  holder  entitled to vote fails to specify the number of affirmative  votes, it will be conclusively  presumed that the holder is casting affirmative votes with respect to all shares held.

     (g) If a quorum  is  present,  the  affirmative  vote of the  holders  of a majority of the voting shares represented at the meeting and entitled to vote on the matter shall be the act of the stockholders, unless a vote of greater number by  classes is  required  by the laws of the State of Nevada,  the  Articles  of
Incorporation or these Bylaws.

     SECTION 1.08 QUORUM; ADJOURNED MEETINGS.

     (a) At any  meeting  of the  stockholders,  a  majority  of the  issued and outstanding voting shares of the corporation represented in person, or by proxy, shall constitute a quorum.

     (b) If less than a majority of the issued and outstanding voting shares are represented,  a majority of shares so represented  may adjourn from time to time at the meeting,  until  holders of the amount of stock  required to constitute a quorum shall be in attendance. At such adjourned meeting at which a quorum shall be present,  any business may be transacted  which might have been transacted as originally called. When a stockholder's  meeting is adjourned to another time or place,  notice need not be given of the adjourned  meeting if the time and place thereof are announced to the meeting to which the  adjournment is taken,  unless the  adjournment  is for more than ten (10) days in which event  notice  thereof shall be given.

     SECTION 1.09 PROXIES. At any meeting of stockholders,  any holder of shares entitled to vote may authorize  another  person or persons to vote by proxy with respect to the shares held by an instrument in writing and  subscribed to by the holder  of such  shares  entitled  to vote.  No proxy  shall be valid  after the expiration of six (6) months from or unless otherwise specified in the proxy. In no event shall the term of a proxy  exceed  seven (7) years from the date of its execution.  Every proxy shall continue in full force and effect until expiration or revocation.  Revocation may be affected by filing an instrument  revoking the same or a duly  executed  proxy  bearing a later date with the  secretary of the corporation.

     SECTION 1.10 ORDER OF BUSINESS.  At the annual  stockholder's  meeting, the regular order of business shall be substantially as follows:

     1.   Determination of stockholders present and existence of quorum;
     2.   Reading  and  approval  of the  minutes  of the  previous  meeting  or meetings;
     3.   Reports  of the  Board of  Directors,  the  president,  treasurer  and secretary of the corporation, in the order named;
     4.   Reports of committees;
     5.   Election of directors;
     6.   Unfinished business;
     7.   New business; and
     8.   Adjournment.

     SECTION 1.11 ABSENTEES'  CONSENT TO MEETINGS.  Transactions of any meetings of the stockholders are valid as though had at a meeting duly held after regular call and notice of a quorum is  present,  either in person or by proxy,  and if,

 either before or after the meeting,  each of the persons  entitled to vote,  not present in person or by proxy (and those who, although present, either object at the  beginning of the meeting to the  transaction  of any  business  because the meeting has not been  lawfully  called or convened  or  expressly  object at the meeting to consideration of matters not included in the notice which are legally required to be included there), signs and/or electronically  transmits a written waiver of notice and/or  consent to the holding of the meeting or an approval of the minutes thereof.  All such waivers,  consents,  and approvals shall be filed with the  corporate  records  and  made a part of the  minutes  of the  meeting.
Attendance of a person at a meeting shall  constitute a waiver of notice of such meeting,  except that when the person objects at the beginning of the meeting is not lawfully called or convened and except that attendance at the meeting is not a waiver of any right to object to  consideration of matters not included in the notice  is such  objection  is  expressly  made at the  beginning.  Neither  the business to be transacted  at nor the purpose of any regular or special  meeting of  stockholders  need be  specified in any written  waive of notice,  except as otherwise provided in section 1.04(b) of these bylaws.

     SECTION 1.12 ACTION  WITHOUT  MEETING.  Any action,  except the election of directors,  which may be taken by the vote of the stockholders at a meeting, may be taken  without a meeting if  consented to by the holders of a majority of the shares  entitled to vote or such  greater  proportion  as may be required by the laws of the State of Nevada,  the Articles of  Incorporation,  or these  Bylaws.
Whenever action is taken by written consent,  a meeting of stockholders need not be  called  or  noticed.

     SECTION 1.13 TELEPHONIC  MESSAGES.  Meeting of the stockholders may be held through the use of  conference  telephone or similar  communications  equipment, email or instant mail as long as all members  participating  in such meeting can communicate with one another at the time of such meeting.  Participation in such meeting constitutes presence in person at such meeting.

                                   ARTICLE II
                                    DIRECTORS

     SECTION  2.01  NUMBER,  TENURE,  AND  QUALIFICATION.  Except  as  otherwise provided herein,  the Board of Directors of the corporation  shall consist of at least one (1) and no more than  Seven (7)  persons,  who shall be elected at the annual meeting of the  stockholders of the corporation and who shall hold office for one (1) year or until his or her  successor  or  successors  are elected and qualify.  If, at any time, the number of the  stockholders of the corporation is less than one hundred (100), the Board of Directors may consist of one person. A director need not be a stockholder of the corporation.

     SECTION 2.02  RESIGNATION.  Any director may resign  effective  upon giving written  notice to the Chairman of the Board of Directors,  the president or the secretary of the  corporation,  unless the notice  specified at a later time for effectiveness  of such  resignation.  If the  Board  of  Directors  accepts  the resignation of a director tendered to take effect at a future date, the Board of
Directors  or the  stockholders  may elect a  successor  to take office when the resignation becomes effective.

     SECTION 2.03 CHANGE IN NUMBER.  Subject to the  limitations  of the laws of the State of Nevada,  the  Articles of  Incorporation  or Section  2.01 of these
Bylaws,  the number of directors  may be changed from time to time by resolution adopted by the Board of Directors.

     SECTION 2.04  REDUCTION IN NUMBER.  No reduction of the number of directors shall have the effect of removing any director  prior to the  expiration  of his term of office.

     SECTION 2.05 REMOVAL.

     (a) The Board of  Directors  of the  corporation,  by  majority  vote,  may declare vacant the office of a director who has been declared  incompetent by an order of a court of competent jurisdiction,  convicted of a felony, suspected of misfeasance,  malfeasance,  immoral acts or otherwise brings disrespect or undue negative impact upon the corporation.

     (b) Any director may be removed from office,  with or without cause, by the vote or written consent of stockholders representing not less than fifty percent of the issued and outstanding voting capital stock of the corporation.

     SECTION 2.06 VACANCIES.

     (a) A vacancy  in the Board of  Directors  because  of death,  resignation, removal,  change in the number of  directors,  or otherwise may be filled by the stockholders at any regular or special meeting or any adjourned  meeting thereof
(but not by written  consent) or the remaining  director(s)  of the  affirmative vote of a majority  thereof.  Each  successor so elected shall hold office until the next annual  meeting of  stockholders  or until a successor  shall have been duly elected and qualified.

     (b) If, after the filling of any vacancy by the  directors,  the  directors then in office who have been elected by the  stockholders  shall constitute less than a majority  of the  directors  then in office,  any holder or holders of an aggregate of five percent (5%) or more of the total number of shares entitled to vote may call a  special  meeting  of the  stockholders  to be held to elect the entire Board of Directors.  The term of office of any director  shall  terminate upon the election of a successor.

     SECTION 2.07 REGULAR MEETINGS.  As much as possible,  immediately following the  adjournment  of,  and at the same  place  as,  the  annual  meeting  of the stockholders,  the Board of Directors,  including directors newly elected, shall hold its  annual  meeting  without  notice  other  than the  provision  to elect officers of the  corporation  and to transact  such  further  business as may be necessary or  appropriate.  The Board of Directors may provide by resolution the place, date, and hour for holding additional regular meetings.

     SECTION 2.08 SPECIAL  MEETINGS.  Special  meeting of the Board of Directors may be called by the Chairman  and shall be called by the Chairman  upon request of any two (2) directors or the president of the corporation.

     SECTION  2.09  PLACE OF  MEETINGS.  Any  meeting  of the  directors  of the corporation may be held at the  corporation's  principal office or at such other place in or out of the United States as the Board of Directors may designate.  A waiver of notice  signed by the directors may designate any place for holding of such meeting. Any directors' meetings may be held telephonically or by any other electronic means with ONE or more of the directors being in such contact, should such  capabilities  be  reasonably  available.  Any  signatures  required may be acquired via fax or  electronically,  which  signatures  shall be  considered as originals for all purposes.

     SECTION  2.10 NOTICE OF MEETINGS.  Except as otherwise  provided in Section
2.07, the Chairman  shall deliver to all directors  written or printed notice of any  special  meeting,  at least 48 hours  before the time of such  meeting,  by delivery of such notice personally,  via fax, email or mailing such notice first class mail or by telegram.  If mailed,  the notice shall be deemed delivered two
(2) business days  following the date the same is deposited in the United States mail, postage prepaid.  Any director may waive notice of such a meeting, and the attendance of a director at such a meeting  shall  constitute a waiver of notice of such meeting,  unless such attendance is for the express purpose of objecting to the  transaction  of business  thereat  because  the meeting is not  properly called or convened.

     SECTION 2.11 QUORUM; ADJOURNED MEETINGS.

     (a) A majority  of the Board of  Directors  in office  shall  constitute  a quorum.

     (b) At any meeting of the Board of Directors  where a quorum is present,  a majority of those  present  may  adjourn,  from time to time,  until a quorum is present,  and no notice of such adjournment shall be required.  At any adjourned meeting where a quorum is present,  any business may be  transacted  which could have been transacted at the meeting originally called.

     SECTION 2.12 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any  committee  thereof may be taken  without a meeting  if a written  consent  thereto is signed by all of the members  of the Board of  Directors  or of such  committee,  or if such  written consent is confirmed or  acknowledged  via email or fax. Such written consent or consents  shall be filed  with the  minutes of the  proceedings  of the Board of
Directors or committee. Such action by written consent shall have the same force and effect as the majority vote of the Board of Directors or committee.

     SECTION 2.13 ELECTRONIC MEETINGS. Meetings of the Board of Directors may be
held  through  the  use of a  conference  telephone  or  similar  communications equipment such as email,  instant messaging or similar  communication so long as all members  participating  in such meeting can communicate  with one another at the time of such meeting.  Participation in such a meeting constitutes  presence in person at such meeting.  Each person  participating in the meeting shall sign the minutes thereof, which may be in counterparts.  Approval of said meeting may be accomplished via email or fax.

     SECTION 2.14 BOARD  DECISIONS.  The  affirmative  vote of a majority of the directors  present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 2.15 POWERS AND DUTIES.

     (a) Except as otherwise  provided in the Articles of  Incorporation  or the laws of the State of Nevada,  the Board of Directors is invested  with  complete and  unrestrained  authority  to manage the affairs of the  corporation,  and is authorized to exercise for such purpose as the general agent of the corporation, its entire  corporate  authority  in such a manner as it sees fit.  The Board of
Directors  may delegate any of its  authority to manage,  control or conduct the current  business of the corporation to any standing or special  committee or to any officer or agent and to appoint any persons to be agents of the  corporation with such powers  including  the power to sub delegate and upon such terms as my be deemed fit.

     (b) The Board of  Directors  shall  present to the  stockholders  at annual meetings  of the  stockholders,  and when  called for by a majority  vote of the stockholders  at a  special  meeting  of  the  stockholders,  a full  and  clear statement of the condition of the  corporation,  and shall, at request,  furnish each of the stockholders with a true copy thereof.

     (c) The Board of Directors,  in its discretion,  may submit any contract or act for approval or  ratification  at any annual meeting of the  stockholders or any special  meeting  properly  called for the purpose of  considering  any such contract or act, provide a quorum is preset.  The contract or act shall be valid and binding upon the corporation and upon all stockholders  thereof, if approved and ratified by the affirmative  vote of a majority of the  stockholders at such meeting.

     (d) The Board of Directors may ratify a "Related Transaction" by a majority vote of the disinterested  directors that are voting at any Special or Regularly scheduled  board  meeting.  A  Related  Transaction  is  defined  as a  material agreement,  contract, or other transaction between a current officer,  director, or shareholder of the  Corporation  and the  Corporation  itself.  Additionally, under no circumstances  may the Related  Transaction that is ratified be on less favorable  terms to the Company  that it would have it been  negotiated  with an unrelated third party.

     SECTION  2.16  COMPENSATION.  The  directors  shall be allowed  and paid or reimbursed  all  necessary  expenses  incurred in attending  any meetings of the
Board of Directors and shall be entitle to receive such  compensation  for their services as directors as shall be  determined  form time to time by the Board of
Directors or any committee thereof.

     SECTION 2.17 BOARD OF DIRECTORS.

     (a) At its annual meeting,  the Board of Directors shall elect,  from among its members,  a Chairman to preside at meetings of the Board of  Directors.  The
Board of Directors may also elect such other board officers as it may, from time to time, determine advisable.

     (b) Any vacancy in any board office because of death, resignation,  removal or otherwise may be filled be the Board of Directors  for the unexpired  portion of the term of such office.

     SECTION 2.18 ORDER OF BUSINESS. The order of business at any meeting of the
Board of Directors shall be substantially as follows:

     1.   Determination of members present and existence of quorum;
     2.   Reading and approval of minutes of any previous meeting or meetings;
     3.   Reports of officers and committeemen:
     4.   Election of officers (annual meeting);
     5.   Unfinished business;
     6.   New business; and
     7.   Adjournment.

                                   ARTICLE III
                                    OFFICERS

     SECTION  3.01  ELECTION.  The  Board of  Directors,  at its  first  meeting following  the annual  meeting  of  shareholders,  shall  elect a  President,  a
Secretary  and a  Treasurer  to hold office for a term of one (1) year and until their  successors  are  elected and  qualified.  Any person may hold two or more offices.  The Board of Directors may, from time to time, by resolution,  appoint one or more  Vice-Presidents.  Assistant  Secretaries.  Assistant Treasurers and
transfer agents of the  corporation,  as it may deem advisable,  prescribe their duties and/or fix their compensation.

     SECTION  3.02  REMOVAL;  RESIGNATION.  Any  officer  or  agent  elected  or appointed by the Board of Directors may be removed by it with or without  cause.
Any office may resign at any time upon written notice to the corporation without prejudice to the rights,  if any, of the corporation under contract to which the resigning officer is a party.

     SECTION  3.03  VACANCIES.  Any  vacancy  in any  office  because  of death, resignation,  removal or otherwise  may be filled by the Board of Directors  for the unexpired term or such office.

     SECTION 3.04  PRESIDENT.  The President shall be deemed the general manager and executive officer of the corporation, subject to the supervision and control of the Board of  Directors,  and shall direct the corporate  affairs,  with full power to  execute  all  resolutions  and  orders of the Board of  Directors  not especially entrusted to some other officer of the corporation. The President, or his  designee,  shall  preside at all  meetings  of the  stockholders  and shall perform such other duties as shall be prescribed by the Board of Directors.

     Unless otherwise ordered by the Board of Directors,  the President,  or his designee shall have the full power and authority on behalf of the corporation to attend, act and vote at meetings of the stockholders of any corporation in which the  corporation  may hold stock and, at such  meetings,  shall  possess and may exercise any and all rights and powers  incident to the ownership of such stock.
The Board of Directors,  by resolution from time to time, may confer like powers on any person or persons in place of the President to represent the  corporation for these purposes.

     SECTION 3.05 VICE  PRESIDENT.  The Board of Directors may elect one or more
Vice  Presidents  who shall be vested  with all the powers and  perform  all the duties  of the  President  whenever  the  President  is absent or unable to act, including the signing of the  certificates  of stock issued by the  corporation, and the Vice President shall perform such other duties as shall be prescribed by the Board of Directors.

     SECTION  3.06  SECRETARY.  The  Secretary  shall  keep the  minutes  of all meetings of the  stockholders  and the Board of Directors  in books  provide for that  purpose.  The  secretary  shall  attend to the giving  and  service of all notices  of the  corporation,  may sign  with the  President  in the name of the corporation  all contracts  authorized by the Board of Directors or  appropriate committee,  shall  have the  custody  of the  corporate  seal,  shall  affix the corporate  seal to all  certificates  of stock duly  issued by the  corporation, shall have charge of stock certificate books,  transfer books and stock ledgers, and such  other  books  and  papers  as the Board of  Directors  or  appropriate committee may direct, and shall, in general,  perform all duties incident to the office of the Secretary. All corporate books kept by the Secretary shall be open for examination by any director at any reasonable time.

     SECTION 3.07  ASSISTANT  SECRETARY.  The Board of Directors  may appoint an
Assistant Secretary who shall have such powers and perform such duties as may be prescribed  for him by the  Secretary  of the  corporation  or by the  Board  of
Directors.

     SECTION 3.08 TREASURER.  The Treasurer shall be the chief financial officer of the  corporation,  subject  to the  supervision  and  control of the Board of
Directors,  and  shall  have  custody  of all the funds  and  securities  of the corporation.  When necessary or proper, the Treasurer shall endorse on behalf of the corporation for collection checks,  notes, and other obligations,  and shall deposit  all  moneys to the credit of the  corporation  in such bank or banks or other  depository  as the Board of Directors may  designate,  and shall sign all receipts  and  vouchers  for  payments  by  the  corporation.  Unless  otherwise specified by the Board of Directors, the Treasurer shall sign with the President all bills of exchange and promissory notes of the  corporation,  shall also have the care and custody of the stocks, bonds, certificates,  vouchers,  evidence of debts,  securities,  and such other property belonging to the corporation as the
Board of Directors shall  designate,  and shall sign all papers required by law, by these Bylaws, or by the Board of Directors to be signed by the Treasurer. The
Treasurer shall enter regularly in the books of the corporation,  to be kept for that  purpose,  full and  accurate  accounts of all moneys  received and paid on account of the corporation and, whenever required by the Board of Directors, the
Treasurer  shall render a statement of any or all accounts.  The Treasurer shall at all  reasonable  times  exhibit the books of account to any  directors of the corporation and shall perform all acts incident to the position of the Treasurer subject to the control of the Board of Directors.

     The Treasurer  shall,  if required by the Board of Directors,  give bond to the  corporation  in such sum and with such security as shall be approved by the
Board of Directors for the faithful  performance  of all the duties of Treasurer and for restoration to the corporation,  in the event of the Treasurer's  death, resignation,  retirement or removal from office, of all books, records,  papers, vouchers, money and other property belonging to the corporation.  The expense of such bond shall be borne by the corporation.

     SECTION 3.09.  ASSISTANT  TREASURER.  The Board of Directors may appoint an
Assistant Treasurer who shall have such powers and perform such duties as may be prescribed by the Treasurer of the corporation or by the Board of Directors, and the Board of Directors may require the Assistant Treasurer to give a bond to the corporation  in such sum and  with  such  security  as it may  approve,  for the faithful performance of the duties of Assistant  Treasurer,  and for restoration
to  the  corporation,   in  the  event  of  the  Assistant   Treasurer's  death,
resignation,  retirement or removal from office, of all books, records,  papers, vouchers, money and other property belonging to the corporation.  The expense of such bond shall be borne by the corporation.

                                   ARTICLE IV
                                  CAPITAL STOCK

     SECTION 4.01 ISSUANCE.  Shares of capital stock of the corporation shall be issued in such  manner  and at such times and upon such  conditions  as shall be prescribed  by the Board of Directors.  Additionally,  the Board of Directors of
the corporation may not cause a reverse split of the outstanding common stock of the corporation without an affirmative vote of the holders of 50% of the capita]
stock of the corporation  entitled to vote or by the consent of the stockholders in accordance with Section 1.12 of these Bylaws.

     SECTION 4.02 CERTIFICATES.  Ownership in the corporation shall be evidenced by  certificates  for shares of the stock in such form as shall be prescribed by the Board of Directors,  shall be under the seal of the corporation and shall be signed by the  President  or a  Vice-President  and also by the  Secretary or an
Assistant Secretary.  Each certificate shall contain the then name of the record holder, the number,  designation, if any, class or series of shares represented, a statement of summary of any  applicable  rights,  preferences,  privileges  or restrictions  thereon,  and a  statement  that the  shares  are  assessable,  if

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 applicable.  All certificates shall be consecutively numbered. The name, address and federal tax identification number of the stockholder,  the number of shares, and the date of issue  shall  be  entered  on the  stock  transfer  books of the corporation.

     SECTION 4.03 SURRENDER;  LOST OR DESTROYED  CERTIFICATES.  All certificates surrendered to the  corporation,  except those  representing  shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost,  stolen,  destroyed or mutilated  certificate,  a new one may be issued therefore.  However, any stockholder applying for the issuance of a stock certificate  in lieu of one  alleged to have been  lost,  stolen,  destroyed  or mutilated shall, prior to the issuance of a replacement, provide the corporation with his,  her or its  affidavit  of the  facts  surrounding  the  loss,  theft, destruction  or  mutilation  and if  required  by the  Board  of  Directors,  an indemnity bond in any amount and upon such terms as the Treasurer,  or the Board of Directors, shall require. In no case shall the bond be in an amount less than twice  the  current  market  value  of the  stock  and it  shall  indemnify  the corporation  against  any  loss,  damage,  cost or  inconvenience  arising  as a consequence of the issuance of a replacement certificate.

     SECTION 4.04  REPLACEMENT  CERTIFICATE.  When the Articles of Incorporation
are amended in any way affecting the  statements  contained in the  certificates for  outstanding  shares  of  capital  stock of the  corporation  or it  becomes
desirable  for  any  reason,  including,   without  limitation,  the  merger  or
consolidation of the corporation with another  corporation or the reorganization of the corporation, to cancel any outstanding certificate for shares and issue a
new  certificate  for  shares,   the  corporation   shall  issue  an  order  for
stockholders of record,  to surrender and exchange the same for new certificates within a reasonable  time to be fixed by the Board of  Directors.  The order may provide that a holder of any certificate (s) ordered to be surrendered shall not be  entitled  to vote,  receive  dividends  or  exercise  any  other  rights  of stockholders  until the holder has complied  with the order,  provided that such order operates to suspend such rights only after notice and until compliance.

     SECTION  4.05  TRANSFER  OF SHARES.  No transfer of stock shall be valid as against the corporation except on surrender and cancellation of the certificates therefore  accompanied by an assignment or transfer by the registered owner made either in person or under  assignment.  Whenever any transfer shall be expressly made for collateral  security and not absolutely,  the collateral  nature of the transfer  shall be  reflected  in the  entry  of  transfer  on the  books of the corporation.

     SECTION  4.06  TRANSFER  AGENT.  The Board of  Directors  may  appoint,  or delegate the ability to appoint,  one or more transfer  agents and registrars of transfer  and may  require  all  certificates  for  shares  of stock to bear the signature of such transfer agent and such registrar of transfer.

     SECTION 4.07 STOCK TRANSFER BOOKS. The stock transfer books shall be closed for a period of at least ten (10) days prior to all meetings of the stockholders and shall be closed for the payment of dividends as provided in Article V hereof and during  such  periods  as,  from time to time,  may be fixed by the Board of
Directors, and, during such periods, no stock shall be transferable.

     SECTION 4.08 MISCELLANEOUS. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue,  transfer, and registration of certificates for shares of the capital stock of the corporation.

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                                    ARTICLE V
                                    DIVIDENDS

     SECTION  5.01  DIVIDENDS.   Dividends  may  be  declared,  subject  to  the
provisions of the laws of the State of Nevada and the Articles of Incorporation,
by the Board of Directors  at any regular or special  meeting and may be paid in cash, property,  shares of the corporation stock, or any other medium. The Board of Directors  may fix in advance a record  date,  as provided in Section 1.06 of these  Bylaws,  prior  to  the  dividend  payment  for  purpose  of  determining stockholders entitled to receive payment of any dividend. The Board of Directors may close the stock  transfer  books for such  purpose  for a period of not more than ten (10) days prior to the payment date of such dividend.

                                   ARTICLE VI
              OFFICES; RECORDS, REPORTS; SEAL AND FINANCIAL MATTERS

     SECTION 6.01  PRINCIPAL  OFFICE.  The principal  office of the  corporation shall be as directed by the Board of Directors  and The Board of  Directors  may
from time to time, by resolution,  change the location of the principal  office.
The  corporation  may also  maintain an office or offices at such other place or places,  either within or without the State of Nevada, as may be resolved,  from time to time, by the Board of Directors.

     SECTION 6.02 RECORDS.  The stock transfer books and a certified copy of the
Bylaws,  Articles of Incorporation,  any amendments thereto,  and the minutes of the proceedings of stockholders,  the Board of Directors,  and Committees of the
Board of Directors shall be kept at the principal  office of the corporation for the inspection of all who have the right to see the same and for the transfer of stock. All other books of the corporation shall be kept at such places as may be prescribed by the Board of Directors.

     SECTION 6.03 FINANCIAL  REPORT ON REQUEST.  Any stockholder or stockholders holding at least five  percent  (5%) of the  outstanding  shares of any class of
Stock may make A Written request for an income  statement of the corporation for the three (3)  month,  six (6)  month or nine (9)  month  period of the  current fiscal  year ended more than  thirty  (30) days prior to the date of the request and a  balance  sheet  of the  corporation  as of the  end of  such  period.  In addition,  if no  annual  report  of the  last  fiscal  year  has  been  sent to stockholders,  such stockholder or stockholders may make a request for a balance sheet as of the end of such fiscal year and an income statement and statement of changes in  financial  position for such fiscal year.  The  statements  shall be delivered  or mailed to the person  making the request  within  thirty (30) days thereafter.  A copy of the  statements  shall  be kept on file in the  principal office of the  corporation  for twelve (12)  months,  and such  copies  shall be exhibited at all reasonable times to any stockholder demanding an examination of them  or a copy  shall  be  mailed  to each  stockholder.  Upon  request  by any stockholder, there shall be mailed to the stockholder a copy of the last annual, semiannual  or quarterly  income  statement  which it has prepared and a balance sheet as of the end of the period. The financial  statements referred to in this
Section  6.03  shall  be  accompanied  by the  report  thereon,  if any,  of any independent  accountants  engaged by the  corporation  or the  certificate of an authorized  officer  of the  corporation  that such  financial  statements  were prepared without audit from the books and records of the corporation.

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     SECTION 6.04 RIGHT OF INSPECTION.

     (a)  The   accounting  and  records  and  minutes  of  proceedings  of  the stockholders  and the Board of Directors  shall be open to  inspection  upon the written demand of any stockholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose  reasonably related to such holder's  interest as a  stockholder  or as the holder of such voting trust certificate.  This  right of  inspection  shall  extend  to the  records  of the subsidiaries,  if any, of the corporation. Such inspection may be made in person or by agent or attorney,  and the right of inspection includes the right to copy and make extracts.

     (b) Every director shall have the absolute right at any reasonable  time to inspect and copy all books,  records, and documents of every kind and to inspect the physical  properties of the corporation and/or its subsidiary  corporations.
Such inspection may be made in person or by agent or attorney,  and the right of inspection includes the right to copy and make extracts.

     SECTION 6.05  CORPORATE  SEAL.  The Board of Directors  may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile,  to be
impressed  or  affixed  or  reproduced  or  otherwise.   Except  when  otherwise
specifically  provided  herein,  any officer of the  corporation  shall have the authority to affix the seal to any document requiring it.

     SECTION 6.06 FISCAL YEAR-END.  The fiscal year-end of the corporation shall be such  date as may be fixed  from time to time by  resolution  by the Board of
Directors.

     SECTION 6.07  RESERVES.  The Board of Directors may create,  by resolution, out of the earned surplus of the corporation such reserves as the directors may,
from  time  to  time,  in  their   discretion,   think  proper  to  provide  for
contingencies, or to equalize dividends or to repair or maintain any property of the  corporation,  or for such other purposes as the Board of Directors may deem beneficial to the corporation,  and the directors may modify or abolish any such reserves in the manner in which they were created.

     SECTION 6.08  PAYMENTS TO OFFICERS OR  DIRECTORS.  Any payments  made to an officer or  director  of the  corporation,  such as salary,  commission,  bonus, interest,  rent or  entertainment  expense,  which  shall be  disallowed  by the
Internal  Revenue  Service  in whole or in part as a  deductible  expense by the corporation,  shall be reimbursed by such officer or director to the corporation to the full  extent of such  disallowance.  It shall be the duty of the Board of
Directors to enforce repayment of each such amount disallowed. In lieu of direct reimbursement  by such officer or director,  the Board of Directors may withhold future  compensation  to such  officer or director  until the amount owed to the corporation has been recovered.

                                   ARTICLE VII
                                 INDEMNIFICATION

     SECTION  7.01 IN GENERAL.  Subject to Section  7.02,  the  corporation  may indemnify any director,  officer,  employee or agent of the corporation,  or any individual  serving  in any such  capacity  who is deemed to have  acted in good faith on  behalf of the  corporation,  any other  entity  or  enterprise  at the request  of the  corporation,  against  any and all  legal  expenses  (including attorneys' fees and costs), claims and/or liabilities arising out of any suit or proceeding, except an action by or in the right of the corporation.

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     SECTION 7.02 LACK OF GOOD FAITH; CRIMINAL CONDUCT. The corporation, in it's sole  discretion,  may, but shall not be required to,  indemnify any individual, including any director or officer,  where such person acted in good faith and in a manner  reasonably  believed to be in or not opposed to the best  interests of the corporation  and, with respect to any criminal  action or proceeding,  where there  was not  reasonable  cause to  believe  the  conduct  was  unlawful.  The termination of any action, suit or proceeding by judgment,  order or settlement, conviction,  or upon a plea of nolo contendere or its equivalent,  shall not, of itself,  create a presumption that the person did not act in good faith and in a manner reasonably  believed to be in or not opposed to the best interests of the corporation,  and that, with respect to any criminal action or proceeding, there was reasonable cause to believe that the conduct was unlawful.

     SECTION 7.03 SUCCESSFUL  DEFENSE OF ACTIONS.  The corporation may reimburse or otherwise indemnify any director,  officer,  employee, or agent against legal expenses (including  attorneys' fees and costs) actually and reasonably incurred in  connection  with defense of any action,  suit,  or  proceeding  herein above referred to, whether or not such person is successful on the merits.

     SECTION  7.04   AUTHORIZATION.   Indemnification   shall  be  made  by  the
corporation  only when  authorized in the specific case and upon a determination that indemnification is proper by:

     (1)  A majority of the stockholders;
     (2)  A majority vote of a quorum of the Board of  Directors,  consisting of directors who were not parties to the action, suit, or proceeding.

     SECTION 7.05 ADVANCING EXPENSES. Expenses incurred in defending any action, suit,  or  proceeding  may be paid by the  corporation  in  advance of the final disposition,  when  authorized  by the Board of  Directors,  upon  receipt of an undertaking  by or on behalf of the person  defending to repay such  advances if indemnification is not ultimately available under these provisions.

     SECTION 7.06 CONTINUING  INDEMNIFICATION.  The indemnification  provided by these  Bylaws  shall  continue  as to a person  who has  ceased to be  director, officer,  employee,  or agent  and  shall  inure to the  benefit  of the  heirs, executors, and administrators of such a person.

     SECTION 7.07 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the  corporation  or who is or was serving at the request of the  corporation in any capacity against any liability asserted.

                                  ARTICLE VIII
                                     BYLAWS

     SECTION 8.01 AMENDMENT. These Bylaws may be altered, amended or repealed at any regular  meeting of the Board of Directors  without prior notice,  or at any special  meeting  of the  Board  of  Directors  if  notice  of such  alteration, amendment or repeal is contained in the notice of such alteration,  amendment or repeal be contained in the notice of such special meeting. These Bylaws may also be altered,  amended,  or repealed at a meeting of the  stockholders  at which a quorum is present by the  affirmative  vote of the holders of 51% of the capital stock of the corporation  entitled to vote or by the consent of the stockholders in accordance with Section 1.12 of these Bylaws. The stockholders may provide by resolution that any Bylaw  provision  repealed,  amended,  adopted or altered by them may not be repealed amended, adopted or altered by the Board of Directors.

                                       14

                                  CERTIFICATION

I, the  undersigned,  being the duly elected  secretary of the  corporation,  do hereby certify- that the foregoing Bylaws were adopted by the Board of Directors the 6th day of May 2008.

                                         /s/ John Kueber
                                         ---------------------------------------
                                         John Kueber
                                         Secretary

CORPORATE SEAL

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